EXHIBIT 23





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-92082
and Registration Statement No. 333-113532 on Form S-3 of our report dated February 23, 2005, relating to the financial statements of Sears Roebuck Acceptance Corp., appearing in this Annual Report on Form 10-K of Sears Roebuck Acceptance Corp. for the year ended January 1, 2005.


\s\Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
February 23, 2005